EXHIBIT 99.1

News Release
FOR IMMEDIATE RELEASE

Beth Frost-Johnson, Sr. VP of Marketing
Merge Healthcare
414.977.4254
bfrost@merge.com

Melanie Gretzon

Merge Healthcare
414.977.4000
ir@merge.com

MERGE HEALTHCARE ANNOUNCES
RIGHTSIZING AND REORGANIZATION INITIATIVE

Company Anticipates Annualized Cost Savings of $7 — $12 Million;

Company to Conduct Strategic Direction Conference Call on November 17, 2006

Milwaukee, WI, November 16, 2006 - Merge Technologies Incorporated, d.b.a. Merge Healthcare (NASDAQ: MRGE; TSX: MRG), a medical imaging software and services company, today announced a reorganization and rightsizing initiative, effective immediately.

The details of the reorganization include:

•	Reduction of approximately 150 jobs or 28% of its current workforce, with anticipated run-rate cost savings of $13 — $16 million annually. While many of these reductions will be effective immediately, others will be transitioned over the next six months to assure continuity and customer satisfaction. Therefore, from an accounting perspective, the Company does not anticipate an expense reduction of this entire amount during 2007 due to the timing of reductions as well as associated stay bonuses and retention costs associated with remaining employees totaling approximately $1 — $2 million. Also, the Company anticipates that it will incur additional costs of approximately $3 — $5 million in the fourth quarter of 2006, primarily consisting of severance.

•	Strategic transition to a blended onshore-offshore global delivery model to improve quality and customer satisfaction, decrease costs, increase capacity, and improve delivery and customer support. Concurrent with the downsizing from approximately 550 personnel to approximately 400 personnel, Merge Healthcare expects to ramp staffing to the 550 level within 3 — 6 months utilizing its off-shore resources from its planned software development and support center in India with an anticipated annual run-rate cost of approximately $4 - $6 million.

•	Full operational consolidation of the Merge eMed and Cedara Software organizations. This consolidation will encompass most administrative and operational functions, as well as engineering and product management.

•	Closing of offices in San Francisco, CA, and Tokyo, Japan, and the downsizing of operations in Burlington, MA, Cleveland, OH, and Toronto, Canada. Through this consolidation, the Company will increase the size of its headquarters office in Milwaukee, WI.

•	Formation of three operating P&L organizations:

•	Cedara Software (Global OEM market), led by President Loris Sartor, former VP of Sales at Cedara.

•	Merge Healthcare EMEA (Europe, Middle East, and Africa direct market), led by President Jacques Cornet, former VP of Marketing and Business Development at Cedara.

•	Merge eMed North America (direct market U.S. and Canada). Kenneth D. Rardin, Merge Healthcare President and CEO, will serve as Interim President of Merge eMed Direct. Robert White, former President of Merge eMed has resigned from his position as President of Merge eMed.

•	Consolidation of two existing engineering groups into a single consolidated organization. Peter Bascom, current VP of Engineering for Cedara Software, has been promoted to Senior Vice President of Engineering for Merge Healthcare.

•	The promotion of Tim Kulbago, former Chief Technical Officer (CTO) of Merge eMed, to Chief Technical Officer and Chief Strategy Officer for Merge Healthcare.

•	The consolidation of two existing product management groups into one consolidated organization. Recently-hired Senior Clinical Consultant, Cory Hall, has been promoted to Senior Vice President of Product Management for Merge Healthcare. Mr. Hall has worked with Mr. Rardin in the past, and has 30 years of experience in healthcare information technology.

•	Recently-hired Vice President of Strategic Business Initiatives, Gary Bowers, has been promoted to Senior Vice President of Strategic Business Initiatives. Mr. Bowers is leading the strategic implementation of the onshore-offshore global delivery model. Mr. Bowers has worked with Mr. Rardin for 30 years and has significant experience with the onshore-offshore global delivery model.

•	The promotion of Greg Leszczynski, former Director of Human Resources of Cedara Software, to Vice President, Human Resources for Merge Healthcare.

•	The addition of General Counsel and Corporate Secretary Douglas Newkirk, former Partner of Sachnoff & Weaver, Ltd., Chicago, IL., where he practiced in its business and information technology groups.

•	A more effective alignment of employee incentives with shareholder interests. The Board of Directors and senior management of the Company are evaluating how best to address outstanding stock options which are exercisable at a price higher than the Company’s current common stock price. The evaluation will exclude any grants to the Board and those granted since September 5, 2006 (including the CEO grant). The Board and senior management, in consultation with outside advisors, continue to analyze possible alternative approaches to address this issue in an equitable manner, and expect to provide employees and shareholders with an update in the near future.

Mr. Rardin commented, “Our entire management team has spent several weeks reexamining every facet of our organization. We have emerged from this review with even greater confidence regarding Merge Healthcare’s customer relationships, our strong product portfolio, and our long-term market leadership opportunities. However, we also identified several challenges that this reorganization is designed to address. First, we have a short-term need to better align our cost structure with our revenue-generating strategies. Second, our team has identified several redundancies within the consolidated organization, having not benefited from all of the economies of scale and synergies that should have resulted from the Merge and Cedara merger.”

“Longer-term, we must become a more flexible, global organization in order to reduce time-to-market for new products and ultimately lower costs for our clients. This reorganization is also a first step towards solidifying our leadership position within the industry and capitalizing on our growing international presence,” concluded Mr. Rardin.

In connection with the reorganization and as part of its ongoing strategic plan, the Company expects to deploy capital to expand its direct sales presence in Europe and in North America; and to create a global development, delivery and support model through expanding its investment in onshore-offshore initiatives.

Rardin concluded, “We operate in a very dynamic marketplace and must become a more nimble organization. We want to emphasize that this is not simply a headcount reduction. While we do expect to achieve significant run-rate reductions through these actions, we remain focused on the future. These strategic decisions, and the ones to come, should ultimately reduce our time to market and improve product delivery times. Further, we expect over time to substantially increase our service and support staff to better assist our customers. By becoming a more flexible and profitable vendor, we also expect to expand our product offerings. Members of our management team have led similar initiatives with prior organizations and we are confident that we can execute these strategies in the relatively near term. We are excited to begin building the Merge Healthcare of tomorrow and to regain the competitive edge that our investors, employees and customers have come to expect.”

Conference Call:

The management of Merge Technologies Incorporated will conduct a conference call on Friday, November 17, 2006, at 10:00 AM (Eastern) to review third quarter results and provide an update of the company’s business operations and strategy. Following the review, a question and answer session will be conducted.

Investors will have the opportunity to listen to the conference call via phone or over the Internet at http://www.videonewswire.com/event.asp?id=36314. To listen to the live call, investors should go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay via the Internet will also be available shortly after the call. Detailed call and web cast information is also listed at: .

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Merge Healthcare is a market leader in the development and delivery of medical imaging and information management software and services. Our innovative software solutions use leading-edge imaging software technologies that accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of patient care they provide. For additional information, visit our website at www.merge.com.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. When used in this press release, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied by, the forward-looking statements based on a number of factors, including, but not limited to, the adverse impact on relationships with customers, potential customers, suppliers and investors potentially resulting from, and other risks associated with, the changes in the Company’s senior management; unexpected difficulties or costs associated with the reorganization initiative; unanticipated issues associated with realizing the projected cost savings from the reorganization initiative; costs, risks and effects of legal proceedings and investigations, including the informal, non-public inquiry being conducted by the Securities and Exchange Commission and class action, derivative, and other lawsuits; risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions, credit and payment risks associated with end-user sales, dependence on major customers, dependence on key personnel, and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason.